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                                  Memorandum

                    Re:  Nuveen Unit Trusts, Series 81

     The list of securities comprising each trust of the fund, the evaluation, record and distribution dates and other changes pertaining specifically to the new series, such as size and number of units of the trusts in the fund and the statement of condition of the new fund will be filed by amendment.

                                   1940 Act

                             Forms N-8A and N-8B-2

     Form N-8A and Form N-8B-2 were filed in respect of Nuveen Unit Trusts, Series 1 (File No. 811-08103).

                                   1933 Act

                                 The Indenture

     The form of the proposed Trust Indenture and Agreement is expected to be in all respects consistent with the form of Trust Indenture and Agreement dated May 29, 1997 relative to Nuveen Unit Trusts, Series 4.

                               /s/ Chapman and Cutler

                               Chapman and Cutler

Chicago, Illinois

January 31, 2000